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                                                                EXHIBIT 10.16(A)
                               FIRST AMENDMENT TO
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "First Amendment"), dated as of May 13, 2002, by and among Animas Corporation, a Delaware corporation (the "Company"), the Existing Holders (as such term is defined herein) and persons or entities identified on the signature pages hereto as the "Second Additional Series C Investors" (each, a "Second Additional Series C Investor" and collectively, the "Additional Series C Investors").

         WHEREAS, the Company and certain holders of the Company's capital stock (the "Existing Holders") have entered into an Amended and Restated Registration Rights Agreement dated as of October 11, 2001 (together with all joinders thereto, the "Registration Rights Agreement");

         WHEREAS, concurrently with the execution of this First Amendment, the Second Additional Series C Investors are acquiring from the Company shares of the Company's Series C Preferred Stock, $.01 par value per share (the "Additional Series C Preferred Stock"), pursuant to that certain Amendment to Series C Convertible Preferred Stock Purchase Agreement dated as of May 13, 2002 (the "Purchase Agreement");

         WHEREAS, as a condition to entering into the Purchase Agreement, the Second Additional Series C Investors will require the Company and the Existing Holders to amend the Registration Rights Agreement in order to, among other things, join the Second Additional Series C Investors as parties thereto;

         WHEREAS, to induce the Second Additional Series C Investors to enter into the Purchase Agreement and purchase the shares of Series C Stock, the Company and the Existing Holders desire to amend the Registration Rights Agreement and to join the Additional Series C Investors as parties thereto as set forth in full herein; and

         WHEREAS, Section 13(d) of the Registration Rights Agreement provides that the Registration Rights Agreement may not be amended or modified, and no provision thereof may be waived, without the written consent of the (i) Company,
(ii) Initial Series B Investors holding at least sixty percent (60%) of the votes entitled to be cast by the holders of the Series B Conversion Shares owned by all such Initial Series B Investors, solely with respect to such Series B Conversion Shares (iii) Initial Series C Investors holding at least sixty percent (60%) of the votes entitled to be cast by the holders of the Series C Conversion Shares owned by all such Initial Series C Investors, solely with respect to such Series C Conversion Shares and (iv) the holders of a majority of the votes entitled to be cast by the holders of the Registrable Securities then outstanding, which consent has been obtained;

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         NOW, THEREFORE, in consideration of the agreements and mutual covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

         1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

         2. Definition of Series C Investors. The definition of the term "Series C Investors" set forth in the Registration Rights Agreement is amended to include the Second Additional Series C Purchasers.

         3. Definition of Series C Preferred Stock. The definition of the term "Series C Preferred Stock" set forth in the Registration Rights Agreement is amended to include the Additional Series C Preferred Stock.

         4. Definition of Series C Purchase Agreement. The definition of the term "Series C Purchase Agreement" set forth in the Registration Rights Agreement is amended to include the Amendment to Series C Convertible Preferred Stock Purchase Agreement dated as of May 13, 2002 by and among the Company and the Second Additional Series C Investors.

         5. Definition of Series A Investor Rights Agreement. The definition of the term "Series A Investor Rights Agreement" set forth in the Registration Rights Agreement is amended to mean the Series A Investor Rights Agreement as amended and in effect on the date hereof.

         6. Additional Parties. Each of the Additional Series C Purchasers is hereby joined as a party to the Registration Rights Agreement and is deemed to be a "Holder" for all purposes under such Registration Rights Agreement and each of the Additional Series C Purchasers hereby adopts and agrees to be bound by all of the terms and provisions of, and shall be entitled to all of the benefits and privileges of a Holder as defined in the Registration Rights Agreement and subject to the terms and conditions thereof.

         7. Ratification of Registration Rights Agreement. Except as expressly amended hereby, all of the terms of the Registration Rights Agreement shall remain in full force and effect, and are hereby ratified and confirmed.

         8. Controlling Law. This First Amendment and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict of laws doctrines of such Commonwealth or any other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

         9. Execution in Counterparts and via Facsimile. This First Amendment may be executed via facsimile and in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This First Amendment shall

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become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of: (i) the Company, (ii) each of Additional Series C Purchasers, (iii) the Initial Series B Investors holding at least 60% of the votes entitled to be cast by the holders of the Series B Conversion Shares owned by all such Initial Series B Investors, solely with respect to such Series B Conversion Shares, (iv) the Initial Series C Investors holding at least 60% of the votes entitled to be cast by the holders of the Series C Conversion Shares owned by all such Initial Series C Investors, solely with respect to such Series C Conversion Shares, (v) holders of a majority of the votes entitled to be cast by the holders of the Registrable Securities then outstanding prior to sale of the Additional Series C Preferred Stock to the Additional Series C Purchasers.

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                  IN WITNESS WHEREOF, the parties have executed this First
Amendment to Amended and Restated Registration Rights Agreement on the date first above written.

COMPANY                         SECOND ADDITIONAL SERIES C INVESTORS

Animas Corporation              PILGRIM BAXTER HYBRID PARTNERS II. L.P.

By: /s/ Richard A. Baron          By:  Pilgrim Baxter Hybrid Partners II General
   ----------------------              Partner, L.P.
                                  Its: General Partner
Name: Richard A. Baron
                                   By: Pilgrim Baxter &. Associates, Ltd.
Its: Vice President, CFO +         Its: General Partner
     Assistant Secty.
                                     By: /s/ Samuel H. Baker
                                         -------------------------------

                                     Name: Samuel H. Baker

                                     Title: Vice President

                                Address: c/o Pilgrim Baxter & Associates
                                         1400 Liberty Ridge Drive
                                         Wayne, PA 19087-5593

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